Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

To Akzo Nobel N.V. (the “Issuer”) Christian Neefestraat 2 1077 WW AMSTERDAM The Netherlands		Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775
Date 27 May 2026	Tijmen Klein Bronsvoort E tijmen.kleinbronsvoort@debrauw.com
Our ref. M47386280/1/20777973/SVH	T +31 20 577 1357 (direct) T +31 20 577 1353 (secretary) F +31 20 577 1775

Re: De Brauw Blackstone Westbroek N.V. Opinion

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of ordinary shares in the capital of the Issuer

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V. (“De Brauw”), act as Dutch legal advisers to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 4 and 6, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)

As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances.

This opinion is limited to its date.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	FACTUAL RESEARCH

We have examined, and relied upon the accuracy of the factual statements in, the text of the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of:

(i)	the Issuer’s deed of incorporation and its articles of association as most recently amended on 15 May 2020, as provided to us by the Chamber of Commerce (Kamer van Koophandel);

(ii)	both Board Regulations;

(iii)	the Trade Register Extract; and

(iv)	the Shareholders’ Register.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned and, if an electronic signature, is sufficiently reliable.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)

(i)

(A)	The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised; and

(B)	any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded,

all in accordance with the Issuer’s articles of association at the time of, respectively, authorisation and observance or exclusion.

Legal opinion on the issuance of ordinary shares of AkzoNobel N.V. in connection with the Transaction.

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(ii)	The Issuer’s authorised share capital at the time of issue of any Registration Share will be sufficient to allow for the issue.

(iii)	The Registration Shares will have been:

(A)	issued in the form and manner prescribed by the Issuer’s articles of association at the time of issue; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(iv)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid up in accordance with applicable law and the Merger Agreement.

5	OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of this opinion, we are of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	QUALIFICATIONS

This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

7	RELIANCE

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose.

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

Legal opinion on the issuance of ordinary shares of AkzoNobel N.V. in connection with the Transaction.

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It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.

(b)	Each person relying on this opinion in doing so agrees that:

(i)

the agreements in paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admission from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

[Signature page follows]

Legal opinion on the issuance of ordinary shares of AkzoNobel N.V. in connection with the Transaction.

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Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Tijmen Klein Bronsvoort
Tijmen Klein Bronsvoort Candidate civil law notary, acting as party adviser (partijadviseur) for the Issuer

Legal opinion on the issuance of ordinary shares of AkzoNobel N.V. in connection with the Transaction.

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Annex 1 – Definitions

In this opinion:

“Axalta” means Axalta Coating Systems Ltd., incorporated in Bermuda, with its principal offices at 1050 Constitution Avenue, Philadelphia, PA 19112, United States of America;

“Board Regulations” means each of:

(a)	the ‘Rules of Procedure Board of Management Akzo Nobel N.V. and Executive Committee Akzo Nobel N.V.’ dated 10 December 2023; and

(b)	the ‘Rules of Procedure Supervisory Board Akzo Nobel N.V.’ dated 4 December 2023;

“De Brauw” means De Brauw Blackstone Westbroek N.V.;

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement);

“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands;

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast);

“Issuer” means Akzo Nobel N.V., with seat in Amsterdam, the Netherlands, Trade Register number 09007809;

“Merger Agreement” means the merger agreement between Axalta and the Issuer, dated 18 November 2025 (as amended from time to time);

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act;

“Registration Shares” means the ordinary shares (gewone aandelen) in the capital of the Issuer to be issued in relation to the Transaction and to be registered with the SEC pursuant to the Registration;

“Registration Statement” means the registration statement on Form F-4 for the Registration originally filed by the Issuer with the SEC on 27 May 2026, as amended as of its effective date, under the Securities Act (excluding any documents incorporated by reference in it and any exhibits to it);

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“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Shareholders’ Register” means the Issuer’s shareholders’ register, a copy of which was provided by the Issuer on 13 May 2026;

“the Netherlands” means the European part of the Netherlands;

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 27 May 2026; and

“Transaction” means the proposed combination of Axalta and the Issuer in an all-share merger of equals in accordance with the Merger Agreement.

Legal opinion on the issuance of ordinary shares of AkzoNobel N.V. in connection with the Transaction.

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